EXHIBIT 23.1

As an independent registered public accounting firm, we hereby consent to the incorporation of our report dated May 3, 2005 included in this Form 11-K into the Company's previously filed Registration Statement File No. 33-31805 on Form S-8.

/s/ Sobel & Co., LLC
Livingston, New Jersey
June 27, 2005

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